UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 8, 2007
Ameristar Casinos, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-22494 (Commission File Number)	880304799 (I.R.S. Employer Identification No.)

3773 Howard Hughes Parkway, Suite 490S Las Vegas, Nevada (Address of principal executive offices)		89169 (Zip Code)
Registrant’s telephone number, including area code: (702) 567-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)(1) Amendment to Stock Incentive Plan
On June 8, 2007, the stockholders of Ameristar Casinos, Inc. (the “Company”) approved an amendment to the Company’s Amended and Restated 1999 Stock Incentive Plan (the “1999 Stock Plan”). The amendment increased the total number of shares of the Company’s common stock available for issuance upon the exercise of stock options and/or as restricted stock awarded under the 1999 Stock Plan from 14,000,000 to 16,000,000.
(e)(2) Performance-Based Annual Bonus Plan
On June 8, 2007, the Company’s stockholders approved the Ameristar Casinos, Inc. Performance-Based Annual Bonus Plan (the “Bonus Plan”). The purpose of the Bonus Plan is to provide a more direct alignment between the annual incentive bonus compensation paid to participating members of management and other key employees of the Company, including each of the Company’s named executive officers, and the performance of the Company. Amounts paid under the Bonus Plan are designed to qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”).
The Bonus Plan is administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors. Pursuant to the Bonus Plan, during the first 90 days of each year, the Committee selects participants and assigns each participant a specified bonus opportunity and the performance goal or goals that must be achieved before an award actually will be paid to the participant for the year. The bonus opportunity may be either a fixed dollar amount or a percentage of the participant’s base salary in effect on the date the Committee assigns the bonus opportunity. In addition to a target level of achievement, the Committee may specify a minimum acceptable level of achievement of the relevant performance goal(s) as well as one or more higher levels of achievement, and a formula to determine the percentage of the bonus opportunity earned by the participant upon attainment of each level of achievement, which percentage may exceed 100%. The bonus opportunity earned under the Bonus Plan by any participant for any single fiscal year may not exceed the lesser of $3,000,000 or 200% of the participant’s base salary. The performance goal(s) shall be based on one or more business criteria specified in the Bonus Plan, including, among others, various income and cash flow measures.
The Committee, in its sole discretion, may reduce or eliminate, but not increase, the amount of the award payable to any participant, to reflect subjective evaluations of the participant’s performance, the Committee’s determination that the performance goal(s) have become an inappropriate measure of achievement or for other reasons. Unless the Committee, in its sole discretion, determines otherwise, a participant who is not employed by the Company or one of its subsidiaries or affiliates on the last day of the fiscal year will not be entitled to receive payment of an award for that year. Awards will be paid in cash within two and one-half months after the end of the fiscal year, except for amounts that have been previously deferred under the Company’s Deferred Compensation Plan.
The Committee may amend or terminate the Bonus Plan at any time. Amendments may be made without stockholder approval except as required under Section 162(m) or other applicable law. The Bonus Plan will terminate on the day after the first meeting of the Company’s stockholders held in 2012 if it is not re-approved by the stockholders at or before that meeting.
The Bonus Plan does not limit the Company’s authority to compensate employees, whether under other plans currently in effect or by adopting additional compensation plans or arrangements, including other bonus arrangements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERISTAR CASINOS, INC.
By:	/s/ Peter C. Walsh
	Name:	Peter C. Walsh
	Title:	Senior Vice President and General Counsel

Dated: June 12, 2007

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